UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2003 (October 31, 2003)

O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive, Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 256-8500

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBITS
EX-99.1 PRESS RELEASE

Item 9.	Regulation FD Disclosure.

     The Company today announced the pricing of its offering of $125 million in aggregate principal amount of 9.0% senior subordinated notes due 2013 in an institutional private placement, as previously announced. The announcement is set forth in the press release furnished herewith as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’CHARLEY’S INC.

	By:	/s/ A. Chad Fitzhugh
		Name: Title:	A. Chad Fitzhugh Chief Financial Officer, Secretary and Treasurer

Date: October 31, 2003

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EXHIBITS

99.1	Press Release, dated October 31, 2003

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